Exhibit 28(p)(4)

CITI FUND SERVICES, INC.

CITI FUND SERVICES OHIO, INC.

CITIGROUP FUND SERVICES, LLC

CODE OF ETHICS

JANUARY 1, 2013

I. INTRODUCTION

This Code of Ethics (the “Code”) sets forth the basic guidelines of ethical conduct for all Covered Persons, as hereinafter defined, of Citi Fund Services, Inc., Citi Fund Services Ohio, Inc., and Citigroup Fund Services, LLC (collectively, “Citi” or “Citi Fund Services”). Compliance with the Code does not alleviate a Covered Person’s responsibilities under any other Citigroup policy or procedure, including, but not limited to, the Code of Conduct and the Employee Trading Policy. These and other documents are available through the citigroup.net portal (see list on Exhibit F).

The Code is intended to comply with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, (the “1940 Act”). Rule 17j-1(b) generally makes it unlawful for an affiliated person of Citi in connection with the purchase or sale by such person of a security held or to be acquired (as hereinafter defined) by any such registered investment company, to:

(1)	employ any device, scheme or artifice to defraud the Fund;

(2)	make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Fund, not misleading;

(3)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

(4)	engage in any manipulative practice with respect to the Fund.

II. DEFINITIONS

The following definitions are used for purposes of the Code.

“Access Person” is defined for purposes of this Code as all Covered Persons identified in Exhibit A. This Code covers certain Citi associates that are not otherwise deemed Access Persons by law.

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically into (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

“Beneficial ownership” of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or re-vest title in himself/herself now or in the future.

2013 Citi Fund Services Code of Ethics	1

“Code Compliance Officer” is the person designated by Citi to oversee enforcement and ensure compliance with this Code pursuant to procedures established for such purpose.

“Covered Persons” are all directors, officers and associates of Citi (excluding employees of Citigroup that are not actively involved in the daily management of Citi’s core operations and who are otherwise subject to Citigroup’s Code of Conduct and Employee Trading Policy).

“Covered Securities” include all securities subject to transaction reporting under this Code. Covered Securities do not include: (1) securities issued by the United States Government; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares of open-end investment companies other than shares of Exchange Traded Funds (“ETFs”); (4) transactions which you had no direct or indirect influence or control; (5) transactions that are not initiated, or directed, by you; and (6) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

A security “held or to be acquired” is defined under Rule 17j-l (a)(10) as any Covered Security which, within the most recent fifteen (15) days: (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund.

“Material inside information” is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company’s securities.

“Outside Party” is any existing or prospective “business source,” such as an employee of a mutual fund’s investment adviser, a Director/Trustee or Officer of a mutual fund client or prospective client, vendor, consulting firm, etc. Associates of Citi and/or its affiliates are not considered “Outside Parties.”

A “personal securities transaction” is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have beneficial ownership. This includes, but is not limited to, transactions in accounts of the Covered Person’s spouse, minor children, or other relations residing in the Covered Person’s household, or accounts in which the Covered Person has discretionary investment control. Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with Citi. For example, Transfer Agent employees may not process transactions for their own account or influence others to effect improper

2013 Citi Fund Services Code of Ethics	2

transactions on their account or for the accounts of any direct family member. Additionally, Covered Persons should avoid situations that might compromise their judgment (e.g. the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with Citi or the Funds).

III. RISKS OF NON-COMPLIANCE

This Code extends the provisions of Rule 17j-1(b) to all Covered Persons. Any violation of this Code may result in the imposition by Citi of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person. In addition, in some cases (e.g. the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

IV. ETHICAL STANDARDS

The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and the interests of Citi or funds for which Citi provides services (each, a “Fund”). To this end, Covered Persons should understand and adhere to the following ethical standards:

(1)	The duty at all times to place the interests of Fund shareholders first;

(2)	The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential material conflicts of interest or any abuse of such Covered Person’s position of trust and responsibility; and

(3)	The duty to ensure that Covered Persons do not take inappropriate advantage of their position with Citi.

V. GIFTS AND ENTERTAINMENT POLICY

All Covered Persons are subject to the ICG Gifts and Entertainment Policy which generally prohibits the provision or receipt of gifts by employees within GTS. The ICG Gifts & Entertainment Policy is located at http://www.citigroup.net/globalcompliance/docs/gift_policy.pdf.

VI. WHISTLEBLOWER PROCEDURE

All Citi associates should report violations of Federal and State securities laws to the Director of Regulatory Administration & Compliance Support Services as soon as possible after they are discovered. If an associate is unclear whether a situation is a violation of a Federal or State securities laws, he/she should report the item to the Director of Regulatory Administration & Compliance Support Services. The Director of Regulatory Administration & Compliance Support Services is responsible for analyzing any reported matter and determining, in consultation with other appropriate Citi personnel, whether it is an actual securities law violation. The Director of Regulatory Administration & Compliance Support Services will escalate the matter, as appropriate. All Citi associates are required to cooperate fully with the review and are required to comply with the Citi Fund Services Escalation Procedure in effect at the time of reporting.

2013 Citi Fund Services Code of Ethics	3

To the extent a situation represents a potential violation of a Federal or State securities law or other matter that relates independently to issues required to be reported under the Citigroup Inc. Code of Conduct, reporting the issue to the Director of Regulatory Administration & Compliance Support Services under this Code does not relieve the Citi associate from his/her required reporting obligations thereunder. It is the employee’s responsibility to be familiar with all such additional reporting requirements and to adhere to them.

VII. RESTRICTIONS AND PROCEDURES

This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons deemed to be Access Persons.

A. Restrictions and Procedures for all Covered Persons:

1. Prohibition Against Use of Material Inside Information

Covered Persons may have access to information including, but not limited to, material inside information about a Fund, that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, investment company portfolios, information concerning certain underwritings of broker/dealers affiliated with an investment company that may be deemed to be material inside information, and information which involves a merger, liquidation or acquisition that has not been disclosed to the public.

Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

2. Initial and Annual Certifications

All Covered Persons shall be required to sign and submit to the Code Compliance Officer a certification, in the form of an electronic Exhibit B affirming that he/she has read and understands this Code to which he/she is subject within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually within forty-five (45) days following the end of each calendar year. In addition, through the execution of Exhibit B, the Covered Person is certifying that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code.

2013 Citi Fund Services Code of Ethics	4

B. Restrictions and Reporting Requirements for all Access Persons:

Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

1. Duplicate Brokerage confirmations and statements 1

All Access Persons maintaining security accounts outside of Morgan Stanley Smith Barney or Citi Personal Wealth Management pursuant to a permissible exception to the Citigroup Employee Trading Policy are required to instruct their broker/dealer to file duplicate trade confirmations and account statements with the Code Compliance Officer at Citi. Statements must be filed for all accounts containing Covered Securities (including accounts of other persons holding Covered Securities in which the Access Person has a beneficial ownership interest). Failure of a broker/dealer to send duplicate trade confirmations or account statements will not excuse a violation of this Section by an Access Person.

A sample letter instructing a broker/dealer firm to send duplicate trade confirmations and account statements to Citi is available from the Code Compliance Officer. A copy of the letter instructing the broker/dealer to provide duplicate trade confirmations and account statements to Citi must be sent to the Code Compliance Officer at the time of mailing. If a broker/dealer is unable or refuses to provide duplicate statements, the Access Person should contact the Code Compliance Officer for further assistance.

If the broker/dealer requires a letter authorizing a Citi associate to open an account, a sample permission letter is available from the Code Compliance Officer. Please complete the necessary brokerage information and forward a signature ready copy and evidence of approval to open the non-Morgan Stanley Smith Barney or non-Citi Personal Wealth Management account from the Citigroup Outside Activities Unit to the Code Compliance Officer for signature and submission to the requesting broker/dealer. The supplying of this letter does not relieve the Citi associate of their responsibilities under the Citigroup Employee Trading Policy.

2. Initial and Annual Holdings Reports

All Access Persons must file a completed Initial and Annual Holdings Report, in the form of an electronic Exhibit C with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis within forty-five (45) days after the end of each calendar year in accordance with procedures established by the Code Compliance Officer. Such report must be current as of a date not more than 45 days before the report is submitted.

[1]	Covered Persons maintaining accounts through Morgan Stanley Smith Barney and Citi Personal Wealth Management, pursuant to the Citigroup Employee Trading Policy do not need to instruct his/her broker to deliver duplicate confirmations and statements to the Code Compliance Officer.

2013 Citi Fund Services Code of Ethics	5

3. Transaction/New Account Reports

All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit D hereto, with the Code Compliance Officer within thirty (30) days after opening an account or entering into any personal securities transaction with a broker-dealer (other than Morgan Stanley Smith Barney or Citi Personal Wealth Management), bank or transfer agent in which Covered Securities are recorded. This requirement does not fulfill any additional reporting requirements under the Citigroup Employee Trading Policy. A transaction report need not be submitted for transactions effected pursuant to an Automatic Investment Plan or where such information would duplicate information contained in broker trade confirmations or account statements received by Citi with respect to the Access Person within 30 days of the transaction if all of the information required by rule 17j-1(d)(1)(ii) is contained in the confirmation or account statement.

C. Review of Reports and Assessment of Code Adequacy:

The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the “Reports”) with the records of Citi. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with procedures designed to prevent Access Persons from violating this Code:

(1) whether any personal securities transaction evidences an apparent violation of this Code; and

(2) whether any apparent violation of the reporting requirement set forth in Section VI.B. above has occurred.

Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the Managing Director of Regulatory Administration & Compliance Support Services of Citi who shall determine what sanctions, if any, should be recommended to be taken by Citi. The Code Compliance Officer shall prepare quarterly reports to be presented to the Board of Directors/Trustees of each Fund for which a Covered Person serves as a Fund Officer with respect to any material trading violations under this Code by the applicable Covered Person.

This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. Citi shall review the adequacy of the Code and the operation of its related procedures at least once a year.

2013 Citi Fund Services Code of Ethics	6

VIII. REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

Citi shall submit the following reports to the Board of Directors/Trustees for each Fund where a Covered Person serves as a Fund Officer:

A. Citi Fund Services Code of Ethics

A copy of this Code shall be submitted to the Board or the Chief Compliance Officer of a Fund prior to Citi providing services involving a Fund Officer. All material changes to this Code shall be submitted to the Board or the Chief Compliance Officer of each Fund for which a Covered Person serves as a Fund Officer not later than six (6) months following the date of implementation of such material changes.

B. Annual Certification of Adequacy

The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund for which Citi provides services involving a Fund Officer detailing the following:

1.	Any issues arising under this Code or its related procedures since the preceding report, including information about material violations of this Code or its related procedures and sanctions imposed in response to such material violations; and

2.	A Certification in the form of Exhibit E hereto, that Citi has procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

2013 Citi Fund Services Code of Ethics	7

CITI CODE OF ETHICS

EXHIBIT A

The following Covered Persons are considered Access Persons under the Citi Code of Ethics

The following employees of Citi:

Business Systems and Shared Infrastructure Services – all associates (includes Business Support Team, Business Systems Ops, Support Services, Server Support, Telecommunications, Technology, and Portland Business Systems)

CCO Services – all associates

Citi In-Business Compliance and Risk – all associates

Client Implementation – all associates

Directors and Managing Directors

Directors/Officers of any mutual fund serviced by Citi

Ops General – all associates (includes Enterprise Support Services and Financial Administration)

Fund Accounting – all associates

Fund Administration Ops – all associates

Fund Client Services – all associates

Regulatory Administration – all associates

As of January 1, 20132

[2]	The positions listed on this Exhibit A may be amended from time to time as required.

2013 Citi Fund Services Code of Ethics	8

CITI CODE OF ETHICS

EXHIBIT B

(2013)

INITIAL AND ANNUAL CERTIFICATION

I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the Citi Fund Services Code of Ethics (the “Code”). I further certify that, during the time of my affiliation with Citi, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and/or Annual Holdings Report. I further certify that I have disclosed all accounts held by me and will direct or have directed each broker (excluding Morgan Stanley Smith Barney and Citi Personal Wealth Management), dealer, bank or transfer agent with whom I have an account or accounts to send to the Citi Code Compliance Officer duplicate copies of all confirmations and/or account statements relating to my account(s). I further certify that the Code Compliance Officer has been supplied with copies of all such letters of instruction.

Print or Type Name

Signature

Date

2013 Citi Fund Services Code of Ethics	9

CITI CODE OF ETHICS

EXHIBIT C

(2013)

INITIAL AND ANNUAL HOLDINGS REPORT

Name and Address of Broker, Dealer, Bank, or Adviser(s)	Discretionary Account[3] (Yes or No)	Account Number(s)	If New Account, Date Established

Yes No

Yes No

Yes No

Yes No

Please check appropriate statement below:

☐	Attached are the Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report (Please list security information on page 2 of this exhibit. You may submit another sheet, if necessary).

☐	I certify that I have directed each broker (excluding Morgan Stanley Smith Barney and Citi Personal Wealth Management), dealer, bank or transfer agent with whom I have an account or accounts to send to Citi duplicate copies of all confirmations and/or statements relating to my account(s) and have provided copies of such letters of instructions to the Citi Code Compliance Officer. I further certify that the information on the statements attached hereto (if applicable) is accurate and complete for purposes of this Initial and Annual Holdings Report (Please enter account information above).

☐	All of my accounts holding Covered Securities are with Morgan Stanley Smith Barney or Citi Personal Wealth Management (Please enter account information above).

☐	I do not have any Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report. For purposes of this representation, transactions in which I had no direct or indirect influence or control or transactions that were not initiated, or directed, by me do not result in Reportable Transactions or holdings in Covered Securities.

[3]	A Discretionary Account is an account empowering a broker, dealer, bank, or adviser to buy and sell securities without the client’s prior knowledge or consent.

2013 Citi Fund Services Code of Ethics	10

Security Description (Symbol/CUSIP)	Number of Covered Securities Held	Principal Amount (for debt securities only)

Print or Type Name

Signature

Date

2013 Citi Fund Services Code of Ethics	11

CITI CODE OF ETHICS—TRANSACTION/NEW ACCOUNT REPORT

EXHIBIT D

(2013)

I hereby certify that, (1) the Covered Securities described below were purchased or sold on the date(s) indicated in reliance upon public information; or (2) I have listed below the account number(s) for any new account(s) opened in which Covered Securities are or will be held, and I have attached a copy of my letter of instruction to the institution maintaining such account to provide the Code Compliance Officer with duplicate trade confirmations and account statements.

COVERED SECURITIES AND/OR MUTUAL FUND PORTFOLIOS PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security Description (Symbol/CUSIP)	Trade Date	Number of Shares	Per Share Price	Principal Amount (for debt security)	Interest Rate (If Applicable)	Maturity Rate (If Applicable)	Name of Broker, Dealer, Transfer Agent or Bank (and Account Number and Date Established, If New)	Bought (B) or Sold (S)

This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

Print or Type Name

Signature Date	Date

2013 Citi Fund Services Code of Ethics	12

CITI CODE OF ETHICS

EXHIBIT E

(2013)

ANNUAL CERTIFICATION OF ADEQUACY

CERTIFICATION TO THE FUNDS BOARDS OF

DIRECTORS/TRUSTEES

Citi Fund Services (“Citi”) requires that all directors, officers and associates of Citi (“Covered Persons”) certify, upon becoming subject to the Citi Code of Ethics (the “Code”) and annually thereafter, that they have read and thoroughly understand and agree to abide by the conditions set forth in the Code. If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports. Access Persons must also submit Transaction Reports to the Code Compliance Officer, reporting all personal securities transactions in Covered Securities for all accounts in which the Access Person has any direct or indirect beneficial interest within thirty (30) days of entering into any such transactions. Access Persons must disclose all accounts and direct each of their brokers (excluding Morgan Stanley Smith Barney and Citi Personal Wealth Management), dealers, banks or transfer agents to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer. The Code Compliance Officer will review each Access Person’s personal securities transactions against the investment portfolio of each fund of which they are deemed an Access Person.

The undersigned hereby certifies that Citi has procedures reasonably designed to prevent Access Persons from violating Citi’s Code and the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

Michelle L. Brown Date	Date
Code Compliance Officer
Citi Fund Services

2013 Citi Fund Services Code of Ethics	13

ADDITIONAL POLICY LINKS AND CONTACT INFORMATION

EXHIBIT F

Citi Code of Conduct:

http://www.citigroup.com/citi/corporategovernance/data/codeconduct_en.pdf?ieNocache=900

ICG Gifts & Entertainment Policy:

http://policies.citigroup.net/cpd/download?name=documents/US ICG Gifts _ Entertainment Procedures_09021b5f80004155.pdf

Citi Employee Trading Policy:

http://policies.citigroup.net/cpd/download?name=documents/Employee Trading Policy_09021b5f800041a0.pdf

Outside Activities Policy:

http://policies.citigroup.net/cpd/download?name=documents/Outside Directorships and Business Interests Policy_09021b5f80004349.pdf

Outside Activities Unit North America Phone Number:

(866) 547-9144

Employee Web Preclearance System (EWPS):

https://cgwpc.nj.ssmb.com

Employee Web Preclearance System Quick Reference Guide:

http://policies.citigroup.net/cpd/download?name=documents/Employee Webpreclearance System Guide_09021b5f80004152.pdf

Preclearance Hotline:

(866) 369-2074

Citi Expense Management Policy:

http://www.citigroup.net/finance/policy/cemp.html

Anti-Bribery and Foreign Corrupt Practices Act (FCPA) Policy:

http://policies.citigroup.net/cpd/download?name=documents/Anti-Bribery and Corruption Policy_09021b5f800041ff.pdf

Citi Policy Directory:

http://policies.citigroup.net/cpd/hometab.htm#13528313287331&canauthenticate=1

2013 Citi Fund Services Code of Ethics	14